Exhibit 4(ii)

Unit Transfer Policy

Effective December 17, 2021

1.         Introduction.

This Unit Transfer Policy (“Policy”) of Southwest Iowa Renewable Energy, LLC (the “Company,” “SIRE,” “we” or “us”) is effective as of December 17, 2021 as amended from time to time by our Directors. This Policy constitutes Exhibit C of our Fifth Amended and Restated Operating Agreement dated June 19, 2020, as it may be amended from time to time (the “Operating Agreement”). Capitalized terms used herein that are not otherwise defined in this Policy have the meaning given to them in the Operating Agreement.

2.         Definitions.

Unless otherwise defined in this Policy, the following terms have the meanings ascribed to them in this Section 2:

“Directors”	The Directors of SIRE (or a committee thereof)
“Manual”	The Southwest Iowa Renewable Energy Qualified Matching Service Manual applicable to the QMS provided at Appendix 1
“Private Unit Transfer”	A Transfer of a Unit outside of the QMS
“QMS”	SIRE’s qualified matching service
“QMS Unit Transfer”	A Transfer of a Unit through the QMS
“Securities”	SIRE’s Membership Units
“Unit Transfers”	Private Unit Transfers and QMS Unit Transfers

3.         Procedures & General Rules.

● QMS Unit Transfers: Unit Holders wishing to Transfer any Units through the QMS should refer to the Manual which is available on our website (www.sireethanol.com). The procedures for and the timing of QMS Unit Transfers are governed by the Manual, in addition to the provisions below.

● Private Unit Transfers: Unit Holders wishing to Transfer any Units in a Private Unit Transfer must send us a completed Private Unit Transfer Request and Agreement in the form attached as Appendix 2 which has been executed by both the Transferor(s) and the Transferee(s). The Private Unit Transfer Request and Agreement, which is available on our website, must be sent to us at the following address:

Southwest Iowa Renewable Energy, LLC

10868 189th St.

Council Bluffs, IA 51503

● No Transfer of Units shall be permitted or effective without approval by the Directors unless otherwise set forth in the Operating Agreement and no such Transfer shall be binding on SIRE without the approval of the Directors and the direction of the Directors to enter the Transfer in the books and records of SIRE.

● We reserve the right to request a non-refundable check in the amount determined by us made out to “Southwest Iowa Renewable Energy, LLC” to cover the costs we incur for a Unit Transfer request, which may include administrative expenses and professional fees.1

● We may request additional information respecting Unit Transfer, including an opinion of the Transferor’s counsel, as discussed below.

● All requests for Unit Transfers will be aggregated and submitted to our Directors for consideration at the end of each fiscal quarter or at such more frequent times as determined by our Directors in their sole discretion.

● For Private Unit Transfers, we will notify the Transferor whether the Directors have approved the request following the Directors’ meeting in which the request is considered. For QMS Unit Transfers, if the Directors approve the request, we will inform the QMS of such approval and the parties will be notified as provided in the Manual. In the event a request for a Unit Transfer is denied, the materials submitted by the Unit Holder will be returned, excepting the check (if required).

● If a request for a Unit Transfer is granted by our Directors, the Transfer will become effective as to the Transfer of ownership and as to allocation matters as provided in this Policy.

4.         General Limitations. Our Directors have discretion to approve any request by a Series A Unit holder for a Unit Transfer. In addition to the information required elsewhere in this Policy, the Directors may require the Transferor Member to provide an opinion of counsel reasonably acceptable to the Directors that: (i) the proposed Transfer, alone or when combined with other transactions, would not result in: (A) a termination of SIRE within the meaning of Code Section 708 (or, if so, that no material adverse tax consequences would result to us or the Members by reason of such termination), (B) SIRE’s losing its status as a partnership for income tax purposes, or (C) the taxation of SIRE as a publicly‑traded partnership for income tax purposes; and (ii) the Unit(s) may be Transferred without registration under any applicable securities laws.

5.         Further Conditions for Permitted Unit Transfers.

● Requirement: A Unit Transfer will not be treated as a Permitted Transfer unless and until the conditions in this Section and Article IX of the Operating Agreement are satisfied.

● Conveyance Documents. Except in the case of a Transfer of a Unit involuntarily by operation of law, the Transferor and Transferee must execute and deliver to us documents and instruments of conveyance as may be necessary or appropriate in the opinion of our counsel to affect the Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer must be confirmed by presentation to us of legal evidence of the Transfer, in form and substance satisfactory to our counsel. In all cases, we must be reimbursed by the Transferor and/or Transferee for all costs and expenses we reasonably incur in connection with the Transfer.

● Tax Information. The Transferor and Transferee of a Unit must furnish us with the Transferee’s taxpayer identification number, sufficient information to determine the Transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit us to file all required federal and state tax returns and other required information statements or returns. In addition, the Transferee of a Unit must consent to the use of the method and convention of allocating Profits and Losses and each item of Profit and Loss for the year of the Transfer that is specified in this Policy. Without limiting the generality of the foregoing, we will not be required to make any Distribution otherwise provided for in the Operating Agreement with respect to any Transferred Units until we have received this information.

1 The Directors reserve the right to require the Transferor Member to reimburse the Company for any additional reasonable costs incurred in connection with responding to and effecting a requested Transfer.

● Does Not Cause SIRE To Be Investment Company. Except in the case of a Transfer of Units involuntarily by operation of law, if requested by the Directors in their sole discretion, the Transferor of a Unit must provide an opinion of counsel reasonably satisfactory to the Directors to the effect that the Transfer will not cause SRE to be deemed to be an “investment company” under the Investment Company Act of 1940.

● Transferee Is Not A Competitor Of SIRE. Except in the case of a Transfer of Units involuntarily by operation of law, the Directors must determine (in their sole discretion) that the Transferee of a Unit is not a competitor of SIRE or our Affiliates, or an Affiliate of our competitor or a Person who as a unit holder or member would or may be detrimental to our interests. The proposed Transferor of a Unit and proposed Transferee must submit information requested by the Directors to make the determination.

● Suspension Of Transfers After Dissolution Event. No notice or request initiating the procedures contemplated by this Policy may be given by a Unit Holder after a Dissolution Event has occurred.

● Directors May Waive Conditions. Subject to Section 3 of this Policy, the Directors have the authority to waive any opinion or other condition required in this Policy.

● Distributions And Allocations for Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Policy and Article IX of the Operating Agreement, items of Profits and Losses and all other items attributable to the Transferred Units for such Fiscal Year will be divided and allocated between the Transferor and the Transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the effective date of the Transfer will be made to the Transferor, and all distributions thereafter will be made to the Transferee. Solely for purposes of making such allocations and distributions, we will recognize the Transfer to be effective not later than the first day of the month following the quarter in which the Directors approve the Transfer and all documents to effectuate the Transfer have been executed and delivered to us, provided that we have received the required or requested documents at least 10 days prior to the first day of such month, otherwise those items will be allocated and distributed to the Transferor, provided further that, if we do not receive a notice stating the date the Units were Transferred and other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all of those items will be allocated, and all distributions will be made, to the person or entity who, according to our books and records, was the owner of the Units on the last day of that Fiscal Year. Neither we nor any Member will incur any liability for making allocations and distributions in accord with the provisions of this Policy, whether or not the Directors or SIRE has knowledge of any Transfer of any Units. Unless and until the Directors approve a Transfer and a Transferee is a permitted Transferee and that Transferee is admitted as a Substitute Member under Section 9.10 of the Operating Agreement, the proposed Transferee will have no interest in SIRE and will not be treated as a Member for purpose of any distribution, the allocation of Profits or Losses, the voting of Units or for any other purpose.

6.         Publicly Traded Partnership Limitations. Generally speaking, the Code provides that an organization which is a publicly-traded partnership (“PTP”) will be treated as a corporation for tax purposes. Therefore, the Directors will not permit a Unit Transfer if it would cause SIRE to be treated as a PTP. The Code and the Regulations provide that if more than 2% of SIRE’s outstanding Securities are Transferred in any calendar year, SIRE will be treated as a PTP (the “PTP Limitations”).

The Code and the Regulations provide that some Transfers are not counted toward the PTP Limitations, which are primarily the following (collectively, the “Exemptions”):

● A Transfer in which the basis of the Security is in the hands of the Transferee is determined, in whole or in part, by reference to its basis in the hands of the Transferor or is determined under Code §732 (such as a distribution from an entity taxed as a partnership to the partners).

● A Transfer at death, including Transfers from an estate or testamentary trust.

● A Transfer between members of a family, with family defined to include brothers and sisters, whether by the whole or half blood, spouse, ancestors (parents and grandparents only), and lineal descendants. Note that uncles, aunts and relatives through marriage are not included in this definition of “family.” Therefore, a proposed Transfer where the Transferees are joint tenants will not fit within this Exemption, unless both joint tenants are related by family as defined in the Regulation.

● A Transfer involving the issuance of Securities by (or on behalf of) SIRE in exchange for cash, property, or services.

● A Transfer involving distributions from a retirement plan qualified under Code §401(a) or an individual retirement account.

● One or more Transfers by a Member and any related persons (within the meaning of Code §267(b) or §707(b)(1)) during any 30 calendar day period of Securities aggregating more than 2% of the total outstanding Securities.

● A Transfer representing in aggregate 50% or more of the total Securities in one transaction or a series of related transactions.

Generally speaking, the Directors will not permit a Private Unit Transfer if it does not meet one of the Exemptions. Since the PTP Limitations apply on a calendar year basis, there may be instances where the Directors may permit a Private Unit Transfer even if it does not meet one of the Exemptions, to the extent we otherwise fall within the PTP Limitations for that calendar year. For Private Unit Transfers, the Directors reserve the right to make its own determination as to whether (i) a proposed Transfer meets an Exemption, (ii) we will stay within the PTP Limitations for a calendar year, and (iii) it should not permit a Transfer in any event.

In addition, the Code provides that Transfers of up to 10% of SIRE’s outstanding Securities in a calendar year through the QMS are not counted toward the PTP Limitations. For QMS Unit Transfers, the Directors reserve the right to make its own determination as to whether (i) a proposed QMS Unit Transfer does not exceed the 10% limit, (ii) we will stay within the PTP Limitations for a calendar year, and (iii) it should not permit a QMS Unit Transfer in any event.

7.         Conventions Respecting Unit Transfers.

● Ownership: For purposes of effecting the Transfer of ownership in a Unit, unless otherwise determined by our Directors, any Transfer of a Unit will be deemed effective (the “Transfer Date”) as of the first day of the month following the quarter in which: (i) the Transfer occurs (as determined under the Southwest Iowa Renewable Energy Ethanol Qualified Matching Service Manual for QMS Unit Transfers, or as reflected by the Private Unit Transfer Request and Agreement for Private Unit Transfers), (ii) the Transferee’s name and address and the nature and extent of the Transfer are reflected in our records (including the Unit Holder Register), (iii) all other requirements imposed by the Directors for the Transfer have been satisfied and (iv) the Directors have approved the Transfer in accordance with this Policy and the terms of the Operating Agreement.

● Allocations: For purposes of the allocation of items of our Profits, Losses, gains deductions and distributions (collectively, along with all company-related allocations under the Operating Agreement, the “Allocations”), the effective date of a Unit Transfer will be determined by reference to quarterly (on the basis of our Fiscal Year) interim periods (“Interim Periods”). On the first day of an Interim Period immediately after the Interim Period in which the Directors approve a Transfer (the “Allocation Date”), the Allocations will apply to such Unit(s) Transferred as follows: (i) on the Allocation Date, all Allocations for the Transferred Unit(s) applicable on or after the Allocation Date will apply to the Transferee, and (ii) prior to the Allocation Date, regardless of the Transfer Date, all Allocations for the Transferred Unit(s) will be allocated or distributed, as applicable, to the Transferor.

Appendix 1 to Unit Transfer Policy

Southwest Iowa Renewable Energy, LLC

Qualified Matching Service Manual

Effective December 17, 2021

I.          Purpose and Overview.

Under the Trading Service Agreement dated November 20, 2009 between Southwest Iowa Renewable Energy, LLC (“SIRE”) and FNC Ag Stock, LLC (“FNC”), SIRE and FNC hereby agree to the following rules and procedures for the trading of SIRE’s Membership Units (“Securities”) through the Qualified Matching Service established by SIRE and operated by FNC (the “QMS”) under the terms of this Qualified Matching Service Manual (“Manual”). All terms not otherwise defined below have the meaning given to them in the SIRE’s Fifth Amended and Restated Operating Agreement dated June 19, 2020 as may be amended from time to time (the “Operating Agreement”).

SIRE must limit trading of its Securities to preserve its pass-through tax status. Members will be allowed to sell their Membership Units through the QMS (a “QMS Unit Transfer”). Transfers that are not made through the QMS (a “Private Unit Transfer”) may be made under the requirements of this Unit Transfer Policy (the “Transfer Policy”). Please see Appendix 2 to the Transfer Policy for Private Unit Transfers of Units. Members should review the provisions of the Transfer Policy on SIRE’s website (www.sireethanol.com) for further guidance. All unauthorized trades or Transfers of Securities will be void.

II.         Summary of Important Terms of the QMS.

Transfer Limitations

Membership Units

No Member may Transfer any Unit if, in the determination of SIRE’s Directors (or a committee thereof)), such Transfer would cause SIRE to be treated as a publicly-traded partnership (“PTP”) under the Internal Revenue Code of 1986, as amended (the “Code”). No more than 10% of SIRE’s outstanding Securities may be traded through the QMS in any calendar year. If the 10% limit is reached, no further trading will be authorized until after the end of the year. See §4 of the Transfer Policy. The Directors may elect in its sole discretion not to recognize any Transfer unless and until (i) SIRE has received a satisfactory opinion of counsel that the Transfer may be lawfully made without registration under applicable state and federal securities laws and that the Transfer will not cause SIRE to be treated as a PTP and (ii) all documents of conveyance are executed and delivered to SIRE, including the Transferor’s Membership Unit Certificate. See §3 of the Transfer Policy.

New Members	All new Members purchasing Membership Units through the QMS must sign a counterpart signature page to the Operating Agreement. The signature page is available on SIRE’s website.
Trading Periods

The Directors will consider Transfers once per calendar quarter. All Transfers that are approved will be effected on the first day of the following quarter, except when an offer to sell is posted in the last 45 days of a quarter and is matched with an offer to buy, in which case the Transfers are approved the next following quarter. The quarters begin on January 1, April 1, July 1 and October 1 of each calendar year. See §5 of the Transfer Policy and §§V and VII(H) below.

Pledged Units

If you have pledged your Securities to secure a loan, you must get a signed consent from your lender to sell your Securities. The escrow agent will make the check for the sale proceeds payable to both you and the lender upon written request by the lender. See §VII(D)(6) below.

Operation of the QMS

SIRE has engaged FNC to operate the QMS for SIRE’s Securities. You may not sell or Transfer SIRE’s Membership Units other than through this QMS or through a Private Unit Transfer under the Private Unit Transfer Request and Agreement contained as Appendix 2 to the Transfer Policy. Sellers must pay FNC a commission of 3% of the purchase price for each QMS Unit Transfer, with a minimum commission of $250.00 per transaction. Offers to buy or sell Securities through the QMS are non-binding until a written contract for sale has been executed. All offers to buy and sell Units remain subject to authorization by the Directors as provided in the Operating Agreement.

● Offers to buy or sell Securities through the QMS are non-binding until a written Contract for Sale with FNC (“Sale Contract”) has been executed by both parties. FNC’s form of Sale Contract can be found on SIRE’s website. All matched offers to buy and sell remain subject to authorization by SIRE and any Transfer agent SIRE appoints (the “Transfer Agent”). See §3 of the Transfer Policy and §VII(D) below.

● Persons interested in buying Securities or selling their Securities through the QMS should contact FNC at 1-(855) 827-7391 to complete a listing agreement (for sellers) with FNC (“Listing Agreement”) or place a bid (for buyers). FNC’s form of Listing Agreement is available on SIRE’s website. You must indicate the price and number of Membership Units you desire to buy or sell in whole Unit (for Membership Units) increments. Offers to buy or sell Securities will be made available by FNC upon request and available listings, recent sales and offers to purchase will be posted on FNC’s website at www.fncagstock.com. See §VI below.

● FNC will match bids with the listed offers for sale on a daily basis (with the exception of weekends and holidays), except that bids may not be matched with offers to sell until the Securities have been listed for at least 15 days. In matching offers, preference is generally given first to the lowest priced offers to sell or the highest bid price, then in the order received. The purchase price will be the buyer’s bid price. See §V(K) below.

● When an offer to sell is matched with a bid, FNC will contact the buyer and seller by telephone to confirm the sale and then send buyer the Sale Contract. The buyer must return the signed Sale Contract to FNC within 10 business days with a 100% deposit of the purchase price plus the counterpart signature page to the Operating Agreement (if Transferring Membership Units) and other documentation, if applicable. The purchase price deposit will be held by the independent escrow agent engaged by SIRE, Alerus Financial (“Escrow Agent”) until the sale is completed. See §VII(D) below.

● After FNC receives the buyer’s Sale Contract and deposit, FNC will send the Sale Contract to the seller who must sign and return it to FNC within 10 business days with his/her Membership Unit Certificate(s) (or a Lost Certificate Affidavit), for the Transfer of Membership Units. SIRE’s form of Lost Certificate Affidavit is available on its website. In the Listing Agreement, the seller agrees to pay FNC’s commission if the seller fails to sign and return these documents as required. See §VII(D) below.

● Approximately 30 days prior to the end of each quarter, FNC will submit to the Transfer Agent the Sales Contracts and related documentation to confirm compliance with all Operating Agreement restrictions (for the Transfer of Membership Units), including Director approval. See §VII(F) below.

● If the sale of Membership Units is authorized by the Directors, the Transfer Agent will reissue the Membership Units to the buyer and inform FNC to direct the Escrow Agent to disburse the net sale proceeds to the seller, after payment of FNC’s commission. If the sale is not authorized, the purchase price will be returned to the buyer and no commission will be charged. See §VII(D) below.

● Offers to sell and offers to buy may not be listed on the QMS any longer than 120 days. After an offer to sell or buy has been listed for 120 days, it will be removed. A buyer may repost his or her offer to buy immediately; however, a seller will not be able to list any Membership Units for sale for at least 60 days after the offer is removed. See §§VI(M) & (N) below.

III.         QMS Schedule.

The following is the schedule of key dates throughout the year for trades effected through the QMS. QMS participants should also review §§V-VII below for more detailed explanations of the various deadlines, as the following dates are provided for guidance only and may vary. Please note that the effective date of any Transfer of Membership Units is subject to the terms of the Operating Agreement.

Activity	Quarter 1	Quarter 2	Quarter 3	Quarter 4
First day of quarter	January 1	April 1	July 1	October 1
Deadline to submit offers to sell that can be approved during quarter if matched:	February 13	May 16	August 16	November 15
Deadline to submit offers to purchase for match to be approved during quarter†:	February 28	May 31	August 31	November 30
Deadline for FNC to submit required documentation to Transfer Agent for authorization:	March 17	June 16	September 15	December 15
Effective date of trades authorized by Transfer Agent in prior quarter:	April 1	July 1	October 1	January 1

†May be waived in FNC’s discretion if other sale conditions met.

IV.         Terms and Conditions of Use.

A.	Brokers and dealers may not use the QMS to purchase or sell Securities for the accounts of others.

B.

There is no charge to buyers or sellers to register or post Securities on the QMS; however, sellers will be charged a commission for completed transactions which is described below. Interested buyers and sellers should carefully read and follow the instructions provided below.

C.	None of the Securities are listed on a national securities exchange or other regulated securities market.

D.

The information contained in the QMS does not consist of firm quotes, but rather merely lists the names, addresses and telephone numbers of interested sellers and buyers, the number of Securities offered or desired to be purchased, and the price at which the proposed transaction would occur. SIRE will not assure that any particular transaction will occur as to any particular number of Units. All the transactions must be executed independent of SIRE or any of its affiliates.

E.

This Manual may be revised from time to time in the discretion of SIRE and in coordination with FNC. The most current version will always be available on SIRE’s website, or upon request to SIRE or FNC. Buyers and sellers should confirm that they are referring to the most current version of this Manual when using the QMS.

F.

All applicable state and federal securities laws, including registration requirements, apply to any offer made or transaction consummated using the QMS. In addition, the Securities Exchange Act of 1934 obliges persons acquiring beneficial ownership of 5% or more of SIRE’s Membership Units to file specified reports. Buyers and Sellers—and not SIRE—are responsible for compliance with applicable securities laws.

G.	“Two-sided quotes” in which a person indicates a bid to buy at one price and an offer to sell at another price are prohibited.

H.	SIRE will act as Transfer Agent and can be contacted at:

Southwest Iowa Renewable Energy, LLC

Attention: Transfers

10868 189th Street

Council Bluffs, Iowa 51503

I.	Any person that is a broker-dealer or an associated person of a broker-dealer or who has a state securities license is responsible for identifying that fact.

J.

By accessing the QMS, the buyer and seller of the Securities agree to fully indemnify, defend and hold harmless SIRE and its directors, employees, agents and members from any and all claims arising out of participation with its appearing on the QMS.

K.

The Securities appearing on the QMS are illiquid and inherently risky. Therefore, a prospective investor must understand that he/she/it must be able to withstand the total loss of their investment. Prospective investors should carefully review SIRE’s reports filed with the Securities and Exchange Commission (“SEC”), including the risk factors SIRE has identified as important respecting its Securities and business which are described in SIRE’s last Report on Form 10-K, as may be updated in a Report on Form 10-Q by SIRE. Prospective investors can locate these reports either on SIRE’s website or the SEC’s website (www.sec.gov).

L.

The Securities listed on the QMS are not endorsed by any regulatory authority. The fact that the sale of the Securities may have been registered with a state regulatory agency and/or the SEC does not constitute an endorsement by any regulatory body. Any representation to the contrary is a criminal offense.

M.

The appearance of Securities on the QMS does not constitute an offer to sell nor solicitation of an offer to buy Securities by SIRE. All transactions in Securities through the QMS are solely made between the sellers and buyers.

V.          Trading Periods.

Sellers may post offers to sell Securities (also referred to as the “ask price”) and purchasers may post offers to purchase Securities (also referred to as the “bid price”) on the QMS during any business day of the year. Offers to sell will be matched with offers to purchase on a rolling, daily basis after the offer to sell has been posted for at least 15 days. Trades will be completed four times a year on the first day of each quarter beginning on January 1, April 1, July 1 and October 1. Trades for Units will be coordinated upon final notification of acceptance from SIRE’s Transfer Agent.

VI.          General Rules and Procedures.

A.

Questions About the QMS. Questions regarding registration, buying and selling on the QMS should be directed to FNC as follows, or please refer to FNC’s website (www.fncagstock.com) for contact information:

Telephone:          (855) 827-7391 or

                     (701) 780-2828

Fax:                     (701) 757-0889

B.	Questions About SIRE and Investor Information. Questions regarding SIRE should be directed to:

Telephone:          (712) 366-0392 or (877) 366-2480

Fax:                     (712) 366-0394

C.	Access to Offers to Sell or Purchase. Interested buyers and sellers may contact FNC for purposes of buying and selling Securities as follows:

Offers to sell or purchase shall be posted to the QMS only after the submission to FNC of a fully competed Listing Agreement (described more fully in §VI below).

FNC will provide, orally or in writing, to persons that inquire, all offers to sell or purchase posted to the QMS as of the day of the inquiry. FNC will provide such information, either orally or in writing, within a reasonable period of time following the request.

D.	Non-firm quotes. All offers to sell and purchase posted to the QMS will be considered non-firm.

E.

Communication of Offers to Purchase and Sell. Offers to purchase and sell must be communicated to a registered representative of FNC by telephone or in person no later than 5:00 p.m. (C.S.T.) of any business day or by 3:30 p.m. when oral bidding will be required per Section VI(K) (matching order roles). Communication to FNC of said offers by email, voice mail, or otherwise is prohibited.

F.

Increments. Offers to sell and offers to purchase Membership Units must be made in whole Unit increments and a purchase price per Membership Units in whole dollars and cents. No offer to sell or purchase of partial or fractionalized Membership Units may be posted to the QMS.

G.	Waiting period. An offer to purchase may not be accepted by the seller prior to the 15th calendar day after the offer to sell is posted to the QMS.

H.

Modification of offers. An offer to sell may be modified by the seller at any time, subject however to the restriction that an offer to purchase cannot be accepted by a seller prior to the 15th calendar day after the modified offer to sell is posted to the QMS. Any modification will not alter or extend the 120-day maximum period the Securities can be posted for sale by the QMS. If FNC communicates to a seller an offer to purchase and the offer to purchase is at a bid price equal to or above the seller’s ask price, and if the seller declines to accept the offer to purchase for the bid price, seller will either set a new ask price (non-firm) or request cancellation of the offer to sell. If the seller sets a new ask price (non-firm), the seller’s ask price will not be eligible for acceptance until the 15th day after which the modified offer is communicated to FNC and posted to the QMS.

J.

Cancellation of offers. Sellers may cancel an offer to sell at any time prior to his/her/its acceptance of an offer to purchase. All offers to purchase (bids) may be cancelled by contacting FNC by telephone or in writing at any time prior to an agreement for sale being reached by seller and purchaser (communication of an offer and acceptance).

K.	QMS order rules. Matching of offers to sell and offers to purchase for Securities are governed by the following rules:

1.	An offer to sell will not be eligible for matching and acceptance with an offer to purchase before the 15th calendar day of the offer to sell being posted to the QMS.

2.	For multiple offers to purchase, the offer to purchase with the highest bid price will have the first opportunity for matching.

3.

For multiple offers to purchase which are at or above an asking price eligible for matching and which are posted between the 1st and 15th calendar day after an offer to sell has been posted to the QMS, FNC will make reasonable efforts to contact all such bidders at the end of the day of the 15th calendar day, and inform them of the multiple bids, and offer each bidder the opportunity to bid until the tie is broken.

4.	For multiple offers to sell, the offer to sell with the lowest asking price posted to the QMS will have the first opportunity for matching.

5.

For multiple sellers at same asking price, the seller who posted the offer to sell Securities first in time has priority. For multiple purchasers at the same bid price, a purchaser who posted an offer to purchase first in time has priority.

6.	After price and time, precedence is given to the seller or purchaser with the largest order.

7.	If priority cannot be established by price, timing or order quantity a prevailing seller or purchaser is selected at the discretion of FNC.

L.

Closing date; Purchase Price. Closing of the sale, at which time the net proceeds will be forwarded to the seller, will not take place prior to 45 days after the offer to sell is posted to the QMS. The purchase price for each sale will be the bid price stated in the offer to purchase that is matched with the offer to sell.

M.

Removal. Offers to sell and offers to purchase may be posted to and listed on the QMS for a maximum of 120 days. Any offer to sell or purchase that has not been matched at the end of the 120 days will be removed from the QMS.

N.

Eligibility for future posting. A seller whose offer to sell has not been matched within 120 days and consequently whose offer to sell has been removed from the QMS will not be eligible to post a new or subsequent offer to sell unless and until 60 calendar days have expired from the date of the previous offer to sell was removed from the QMS. Purchasers will be eligible to repost any offer to purchase immediately after it is removed.

VII.          Trading, Payment and Transfer Procedures.

A.

Listing Agreement. To be eligible to sell Securities, the seller and FNC must sign a Listing Agreement authorizing FNC to seek a purchaser for Securities, as applicable. The Listing Agreement will specify and include the following:

●	Name, address, telephone number, social security number, date of birth, occupation, and employer name and address of the interested seller;
●	Number of Membership Units offered for sale;
●	Price at which Securities are offered for sale;
●	Expiration date;
●	Listing date;
●	Responsibilities and obligations of seller and FNC;
●	Obligation of FNC to secure 100% of purchase price; and
●	Sales commission rate and minimum commission.

B.

Placing offers to purchase. Prospective purchasers who desire to place an offer to purchase may contact FNC in person or by telephone. An offer to purchase may be made at the lowest listed asking price or any other price. Two-sided quotes in which a person indicates a bid to buy at one price and sell at another are prohibited.

C.

Communication offer to purchase to seller. Once an offer to purchase is made that equals or exceeds the asking price of one or more listed offers for sale, the eligible offer to purchase is communicated to the seller having the lowest asking price for readily available Securities in accordance with the matching order rules as described above. FNC will use reasonable efforts to contact eligible sellers; however, if FNC is unable to make contact with a seller within a reasonable time according to its best judgment, FNC will communicate the offer to next eligible seller. After communication of offer to purchase to seller, if the offer to purchase is at or above the posted asking price, the seller has the option to accept or reject the offer to purchase.

D.	Contract for Sale.

1.

Upon verbal agreement for sale between a purchaser and seller, FNC will generate and send to purchaser a Contract for Sale and a counterpart signature page to the Operating Agreement (if the Transfer is of Membership Units).

2.

Purchaser will be obligated to fully execute and return to FNC the Contract for Sale, an earnest money deposit of 100% of the accepted purchase price (check made payable to “Alerus Financial, Escrow Agent”) and, if the Transfer is of Membership Units, then an executed Operating Agreement signature page if a new member of SIRE, in any event within 10 days of receipt of the Contract for Sale.

3.

Upon receipt of the purchaser’s executed Contract for Sale and earnest money, FNC will immediately deposit the earnest money into a non-interest bearing escrow account at Alerus Financial (“Escrow Agent”) and forward the Contract for Sale to the seller for signature.

4.

Within 10 days of the date of receipt of the Contract for Sale, Seller must (i) execute and return to FNC the Contract for Sale; and send to SIRE the Membership Unit Certificate(s) (or a satisfactory Lost Certificate Affidavit, available on SIRE’s website).

5.

In the event the Seller granted to a lender a security interest in the Securities, the Seller is required to provide proof of the lender’s consent and any Transfer instructions with the Contract for Sale. At the time of closing, the Securities must be free and clear of any lien, encumbrance, pledge or security interest.

E.	Notification.

Upon receipt of the fully executed documents from the seller and funds from the purchaser, FNC will forward to the Transfer Agent the Contract for Sale and Operating Agreement membership signature page. The Transfer Agent will then confirm with FNC the Directors’ approval of the completed transaction.

F.	Completion of Sale.

Upon receipt, FNC will forward to the Transfer Agent copies of all Contracts for Sale and other documents relating to each match of Units together with proof of purchaser’s 100% remittance. Upon FNC’s receipt of notice from the Transfer Agent that a Membership Unit Certificate is being issued to the purchaser, FNC will direct the Escrow Agent to Transfer the sale proceeds (purchase price minus commission) to the seller on the effective date (see §VII(H) below). On or shortly following the effective date, the Transfer Agent will send the new Membership Unit Certificate to the purchaser. If any liens or restrictions on the Units prevent the Transfer Agent from processing the sale, FNC will direct the Escrow Agent to refund the entire amount deposited to the purchaser within 10 business days of receipt of notification of such determination.

G.

FNC’s commission. Prior to the Escrow Agent’s Transfer of the sale proceeds to the seller, the Escrow Agent will deduct an amount representing the sales commission and Transfer the commission to FNC. The commission will be 3% of the purchase price, but in no event less than $250.00.

H.

Trade effective date. Subject to SIRE’s Transfer Policy, all sales and Transfers will be effective on the first day of the quarter following a match if 45 days has expired since the offer to sell was posted, and upon fulfillment of all conditions required under the Operating Agreement (for the Transfer of Membership Units). If the offer to sell is posted during the last 45 days of the quarter, the sale will be effective on the first day of the next following quarter, subject to the Transfer Policy. For example, if an offer to sell is submitted between January 1 and February 13, the Transfer will be effective on April 1 if buyer and seller meet the above delivery deadlines. On the other hand, if the offer to sell is posted after February 13, the trade will not be effective until July 1 even if all delivery deadlines are met. When Transferring Membership Units, the Transfer Policy specifies when Transfers are deemed effective for (i) ownership purposes and (ii) for purposes of allocating SIRE’s profits and losses.

I.

Reporting Requirements. Sales and purchases by SIRE officers, directors, and certain beneficial owners must be reported to the SEC within two days, and the acquisition of five percent or more of the Securities (including ownership of Securities by a group) must be reported to SIRE and the SEC within 10 days. These reporting requirements are obligations of the parties to the transactions, and not SIRE or FNC.

Appendix 2 to Unit Transfer Policy

PRIVATE UNIT TRANSFER REQUEST AND AGREEMENT

THIS PRIVATE UNIT TRANSFER REQUEST AND AGREEMENT (“Agreement”) is made and entered into as of the date provided on the signature page by and among Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company”), the party(ies) identified below as the “Transferor(s)” (“Transferor”), and the party(ies) identified below as the “Transferee(s)” (“Transferee,” together with Transferor, the “Transfer Parties”), with respect to the membership unit(s) of the Company Transferor wishes to Transfer to Transferee (the “Assigned Membership Units”). Unless otherwise provided herein, all capitalized terms shall have the meanings ascribed to them in the Fifth Amended and Restated Operating Agreement of the Company dated June 19, 2020 as the same may be amended from time to time (the “Operating Agreement”).

For purposes of this Agreement, Membership Units are referred to as “Securities.”

1.	Identification of the Transfer Parties and the Assigned Membership Units:

Transferor(s) (units from):

Name (as on the certificate):

Social Security Number:	_____-___-_____
-or-
Tax Identification Number:	_____-___-_____
Home Telephone Number:	(____) -_____ -_______
Work Telephone Number: Cell Phone Number:	(____) -_____ -_______ (____) -_____ -_______
Street Address:

City:

State:

Zip Code:

Email Address:

Name (if held in additional names):

Social Security Number:	_____-___-_____
-or-
Tax Identification Number:	_____-___-_____

Home Telephone Number:	(____) -_____ -_______
Work Telephone Number: Cell Phone Number:	(____) -_____ -_______ (____) -_____ -_______

Street Address:

City:

State:

Zip Code:

Email Address:

Transferee(s) (receiving units):

Name: (as it should appear on the Certificate):	(One Transfer per document)
Social Security Number:	_____-___-_____
-or-
Tax Identification Number:	_____-___-_____
Home Telephone Number:	(____) -_____ -_______
Work Telephone Number: Cell Phone Number:	(____) -_____ -_______ (____) -_____ -_______

Street Address:

City:

State:

Zip Code:

Email Address:

Name:

Social Security Number:	_____-___-_____

-or-
Tax Identification Number:	_____-___-_____
Home Telephone Number:	(____)-_____-_______
Work Telephone Number: Cell Phone Number:	(____)-_____-_______ (____)-_____-_______

Street Address:

City:

State:

Zip Code:

Email Address:

Assigned Membership Unit(s):

Membership Unit Certificate Number(s):	Original Date(s) of the Unit Certificate(s) to be Transferred:	Number of Membership Units to be Transferred (whole Units only):	Number of Membership Units to be Retained by Transferor(s) (if any):

Prior Transfers by Transferor:

Has the Transferor ever Transferred Company Membership Units in the past?

☐	Yes
☐	No

If “Yes,” please indicate when the Transferor last Transferred any Units, the number of Units Transferred, and to who.

2.         Type of Transfer:

Transferor requests the Directors of Company to approve the following type of Transfer (check one):

☐

A Transfer in which the basis of the Assigned Membership Units in the hands of the Transferee is determined, in whole or in part, by reference to its basis in the hands of the Transferor or is determined under Code Section 732, such as a gift.

☐	A Transfer at death, including Transfers from an estate or testamentary trust.
☐

A Transfer between members of a family, with family defined to include brothers and sisters, whether by the whole or half blood, spouse, ancestors (parents and grandparents only), and lineal descendants.

Relationship of Transferee to Transferor: ______________________________________________________

* Note that uncles, aunts and relatives through marriage are not included in this definition of “family,” and accordingly, a Transfer to joint tenants, where one of the joint tenants is not otherwise so related, does not fit within this type of Transfer. Proposed Private Unit Transfers to joint tenants may only be made to the one spouse having the family relationship to the Transferor provided above.

☐	A Transfer involving distributions from a retirement plan qualified under Code Section 401(a) or an individual retirement account.
☐

One or more Transfers by a Member and any related persons (within the meaning of Code Sections 267(b) or 707(b)(1)) during any 30 calendar day period of Units aggregating more than 2% of the total outstanding Securities.

☐	A Transfer by one or more Members of Units representing in aggregate 50% or more of the total Securities in one transaction or a series of related transactions.
☐	None of the above apply.
☐	Type of Ownership for new owners (Check appropriate box)

Individual	Partnerships	Employee Benefit Plan	Other Tax Exempt Entities
Joint Tenants	Limited Liability Company	Individual Retirement Account	C – Corporation
S – Corporation
Tenants in Common	Trust	Keough Plan	Other Taxable Entity

Individuals, Joint Tenants and Tenants in Common are occasionally referred to collectively as “individual investors.” All Joint Tenants or Tenants in Common must complete and sign separate Investor Suitability Questionnaire and Transfer of Unit agreements.

Partnerships, Limited Liability Companies, Corporations, Trusts and Other Taxable Entities are occasionally referred to collectively in these Subscription Documents as "Business Entities." Business Entities may be required to complete and sign a Business Entity Questionnaire.

Employee Benefit Plans, Individual Retirement Accounts, Keogh Plans and Other Tax Exempt Entities are occasionally referred to collectively in these Subscription Documents as "Tax Exempt Entities."

3.         Security Interests:

Transferor certifies to the Company that (choose one):

☐	Transferor has not granted to a lender a security interest in the Assigned Membership Units.
☐	Transferor has granted to a lender a security interest in the Assigned Membership Units and the lender’s consent and Transfer instructions accompany this Private Unit Transfer Request and Agreement.

Transferee certifies to the Company that (choose one):

☐	Transferee has not granted to a lender a security interest in the Assigned Membership Units.
☐	Transferee has granted to a lender a security interest in the Assigned Membership Units.

4.         Documents Enclosed:

Transferor and Transferee have enclosed all of the following documents, as applicable:

☐	Certificate(s) representing the Assigned Membership Units.

*Note: Transferor must execute the reverse side of the Membership Unit Certificate.

*Note: If the Membership Unit Certificate is lost or destroyed, the Transferor must include an affidavit declaring same. Please contact the Company for a form of affidavit.

☐	Executed counterpart signature page to the Operating Agreement for each Transferee which is not already a Member of the Company (attached as the “Membership Signature Page”).
☐	Lender’s consent and Transfer instructions (if Transferor has granted a security interest in the Assigned Membership Units to a lender).
☐	Copies of all documents which the Company requests or which will assist the Directors in determining that the Transfer qualifies as the type of Transfer indicated in Section 2 above.
☐	A certified copy of a death certificate, letters of appointment or designation of attorney form (if the Transfer is requested due to a Member’s death).
☐	Title page, signature page and trustee indemnification page of trust instrument (if the Transfer is to a trust).
☐

Resolution of board or governing body approving the Transfer, and copies of bylaws, operating or partnership agreement, as applicable (if Transfer is from or to a corporation, limited liability company or partnership).

5.         Assignment of Assigned Membership Units:

(a)

For good and valuable consideration paid by Transferee to Transferor, the receipt and sufficiency of which are hereby acknowledged by the Transfer Parties, Transferor hereby sells, Transfers and assigns to Transferee, effective upon the effectiveness of this Agreement, all of Transferor’s right, title and interest in and to the Assigned Membership Units. The Assigned Membership Units so Transferred shall include, without limitation, the following: (i) that portion of Transferor’s capital account reflected on the books of the Company that is attributable to the Assigned Membership Units, (ii) Transferor’s right, title and interest in and to the assets of the Company and the Profits, Losses and Distributions, if any, of the Company attributable to the Assigned Membership Units; and (iii) the right to vote as a Member of the Company as provided in the Operating Agreement with attributable to the Assigned Membership Units.

(b)

Upon the effectiveness of this Agreement, Transferee shall be entitled to exercise all of the rights, powers and privileges, and shall be obligated to perform all of the duties and obligations, of Transferor which may presently or hereafter exist with respect to the Assigned Membership Units. This Agreement shall be binding on and inure to the benefit of the successors, legal representatives, and assigns of Transferee and Transferor forever.

(c)	TRANSFEROR AND TRANSFEREE ACKNOWLEDGE THAT THE PROPOSED TRANSFER IS INCOMPLETE AND INVALID UNLESS AND UNTIL THE COMPANY’S BOARD OF DIRECTORS APPROVES THIS PRIVATE UNIT TRANSFER REQUEST AND AGREEMENT.

6.         Representations, Warranties and Covenants of Transferee:

Transferee hereby acknowledges, represents and warrants to, and agrees with, the Transferor and the Company as follows:

(a)	Transferee has reached the age of majority in the state in which Transferee resides.

(b)	Transferee is not relying on any information provided by the Company to the Transferee with respect to Transferee’s acquisition of the Assigned Membership Units.

(c)

Transferee intends to acquire the Assigned Membership Units for his/her/its own account without a view to subsequent distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise Transfer or dispose of any of the Assigned Membership Units or any portion thereof to any other person.

(d)

Transferee understands that the Assigned Membership Units are subject to substantial restrictions on Transfer under applicable tax and securities laws along with restrictions in the Operating Agreement and agrees that if the Assigned Membership Units or any part thereof are sold or distributed in the future, the Transferee shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of and Securities Act and applicable tax laws.

(e)

Transferee agrees to indemnify and hold the Company harmless for any damage, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from the improper Transfer of Units from the Transferor to the Transferee.

(f)

Transferee understands that the Company will place a restrictive legend on any certificate representing any Unit containing substantially the following language as the same may be amended by the Company’s Directors in its sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

(g)

Transferee understands that, to enforce the above legend, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the Units.

(h)

Under penalties of perjury, Transferee certifies that: (i) the number shown on this Private Unit Transfer Request and Agreement is the Transferee’s correct taxpayer identification number (or the Transferee is waiting for a number to be issued), and (ii) the Transferee is not subject to backup withholding because: (A) he/she/it is exempt from backup withholding, or (B) he/she/it has not been notified by the Internal Revenue Service that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the Internal Revenue Service has notified him/her/it that he/she/it is no longer subject to backup withholding.

(i)

Transferee has received a copy of the Operating Agreement and acknowledges that the Assigned Membership Units are subject to various restrictions on Transfer set forth in the Operating Agreement and agrees that all such restrictions shall apply to the Assigned Membership Units.

(j)

Within five days after receipt of a request from the Company, Transferee hereby agrees to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all provisions of the Operating Agreement and laws, regulations and ordinances to which the Company is subject.

(k)

The foregoing representations, warranties and agreements, together with all other representations and warranties made or given by Transferee to the Transferor and the Company in any other written statement or document delivered in connection with the transactions contemplated hereby, shall be true and correct in all respects on and as of the date of the closing of the assignment of the Assigned Membership Units as if made on and as of such date and shall survive such date.

(l)

Transferee hereby accepts the foregoing assignment, and by signing this document expressly agrees to be bound by all of the terms, covenants, conditions and obligations imposed on or applicable to the Assigned Membership Units, agrees to be bound by the terms and conditions set forth in the Operating Agreement, and assumes and agrees to pay and perform any and all duties, obligations and liabilities which may hereafter arise with respect to the Assigned Membership Units.

(m)

TRANSFEREE ACKNOWLEDGES AND UNDERSTANDS THAT THE ASSIGNMENT OF THE ASSIGNED MEMBERSHIP UNITS CONTEMPLATED IN THIS PRIVATE UNIT TRANSFER REQUEST AND AGREEMENT WILL BE OF NO FORCE OR EFFECT UNTIL SUCH TIME AS THE COMPANY HAS DETERMINED, IN ITS SOLE AND ABSOLUTE DISCRETION, THAT: (i) SUCH TRANSFER WOULD NOT (A) RESULT IN THE TERMINATION OF THE COMPANY UNDER SECTION 708 OF THE INTERNAL REVENUE CODE, (B) CAUSE THE COMPANY TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION FOR TAX PURPOSES, OR (C) CAUSE THE COMPANY TO BE A “PUBLICLY TRADED PARTNERSHIP” UNDER THE INTERNAL REVENUE CODE; (ii) THE TRANSFEREE HAS PAID THE COMPANY ANY AND ALL COSTS AND EXPENSES INCURRED BY THE COMPANY IN CONNECTION WITH SUCH PRIVATE UNIT TRANSFER; AND (iii) THE TRANSFEREE HAS COMPLIED WITH ALL OTHER REQUIREMENTS NECESSARY TO CREATE AN EFFECTIVE TRANSFER OF THE ASSIGNED MEMBERSHIP UNITS.

7.         Representations, Warranties and Covenants of Transferor:

Transferor hereby acknowledges, represents and warrants to, and agrees with, the Transferee and the Company as follows:

(a)	Transferor represents that the proposed Private Unit Transfer of the Assigned Membership Units is exempt from the applicable registration requirements of any Securities Act.

(b)

Transferor hereby covenants that it will, at any time, and from time to time, upon written request therefor, execute and deliver to Transferee any new or confirmatory instruments, and do and perform any and all other acts, which Transferee may reasonably request in order to fully assign, Transfer and vest the Assigned Membership Units in Transferee.

(c)

Transferor agrees to indemnify and hold the Company harmless for any damage, loss, cost, or liability (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from the improper Transfer of Units from the Transferor to the Transferee.

(d)

Transferor understands that, to enforce the legend contained in Section 6(f) above, the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the Units.

(e)

Under penalties of perjury, Transferor certifies that: (i) the number shown on this Private Unit Transfer Request and Agreement is the Transferor’s correct taxpayer identification number (or the Transferor is waiting for a number to be issued), and (ii) the Transferor is not subject to backup withholding because: (A) he/she/it is exempt from backup withholding, or (B) he/she/it has not been notified by the Internal Revenue Service that he/she/it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the Internal Revenue Service has notified him/her/it that he/she/it is no longer subject to backup withholding.

8.         Miscellaneous:

(a)

Upon the satisfaction of all of the conditions set forth in this Private Unit Transfer Request and Agreement and the Operating Agreement, and upon the Company’s acceptance of the Transfer, the Company will issue a new certificate to Transferee representing the Assigned Membership Units, and will make a proper notation of such Transfer in the Company’s records.

(b)	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original instrument, but all of which together constitute one and the same instrument.

(c)	This Agreement shall be governed by the laws of the state of Iowa, without regard to its conflicts of laws provisions.

[Remainder of page intentionally left blank]

INDIVIDUAL TRANSFEROR SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

TRANSFEROR:

Signature:

Printed Name:

INDIVIDUAL TRANSFEROR ACKNOWLEDGMENT:

STATE OF _________       )

)          ss.

COUNTY OF _________         )

The foregoing instrument was acknowledged before me this ____ day of ________, by _________________________.

Notary Public

My Commission Expires:

ENTITY TRANSFEROR SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

TRANSFEROR:

(Transferor name)

By:

Name:

ENTITY ACKNOWLEDGMENT

State of ____________________)

County of __________________) ss.

On this _____ day of ______________, 20___ before me ___________ the undersigned officer, personally appeared ________________ known personally to me to be the ________________ of the above named __________________________ and acknowledged that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the _____________________ by himself/herself as the _________________ of such ________________________-.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

Notary Public/Commissioner of Oath
My Commission Expires

INDIVIDUAL TRANSFEREE SIGNATURE PAGE

TRANSFEREE:

Signature:

Printed Name:

INDIVIDUAL TRANSFEREE ACKNOWLEDGMENT:

STATE OF _________       )

)          ss.

COUNTY OF _________         )

The foregoing instrument was acknowledged before me this ____ day of _____________, by _________________________.

Notary Public

My Commission Expires:

ENTITY TRANSFEREE SIGNATURE PAGE

Dated this ____ day of ______________, 20___.

TRANSFEREE:

(Transferee name)

By:

Name:

ENTITY ACKNOWLEDGMENT

State of ____________________)

County of __________________) ss.

On this _____ day of ______________, 20___ before me ___________ the undersigned officer, personally appeared ________________ known personally to me to be the ________________ of the above named __________________________ and acknowledged that he/she, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the _____________________ by himself/herself as the _________________ of such ________________________-.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

Notary Public/Commissioner of Oath
My Commission Expires

Consent to the Private Unit Transfer and Assignment of Membership Units:

THE COMPANY:

Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company

Signature:

Printed Name:

Title:

Date:

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
FIFTH AMENDED AND RESTATED OPERATING AGREEMENT
OF SOUTHWEST IOWA RENEWABLE ENERGY, LLC

The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Southwest Iowa Renewable Energy, LLC, has received a copy of the Fifth Amended and Restated Operating Agreement dated June 19, 2021 and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Fifth Amended and Restated Operating Agreement in all respects, as if the undersigned had executed said Fifth Amended and Restated Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Fifth Amended and Restated Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Agreed to and Accepted on Behalf of the Company and its Members:

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:

Its: